UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 20, 2009
GEOS COMMUNICATIONS, INC.
(Exact name of Company as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
430 N. Carroll Ave., Ste 120 Southlake, Texas	76092
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code:	817-240-0202
5070 Old Ellis Pointe, Suite 110, Roswell, Georgia, 30076
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 20, 2009, the Company dismissed Freedman & Goldberg Certified Public Accountants, a Professional Corporation (“Freedman”) as its independent registered public accountants, effective as of that date. The decision was approved by the Audit Committee of the Board of Directors. Also effective November 20, 2009, the Company engaged BDO Seidman, LLP (“BDO”) to serve as the Company’s independent registered public accountants for fiscal year, which ends December 31, 2009.

            None of Freedman’s reports on the consolidated financial statements of the Company and its subsidiaries for the past two years or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

Freedman’s report on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2006 and 2007 and Freedman’s report on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2007 and 2008 contained the following paragraph:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company has suffered ongoing losses from operations since its inception. These losses, as well as the uncertain conditions that the Company faces relative to its ongoing debt and equity fund-raising efforts, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.”

During the Company’s last two fiscal years and through the date of this Report, there were no disagreements between the Company and Freedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Freedman, would have caused it to make reference to the subject matter of the disagreements in connection with its report; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Freedman with a copy of the above disclosures in response to Item 304(a) of Regulation S-K in conjunction with the filing of this Report. The Company requested that Freedman deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. A copy of such letter, dated December 2, 2009, is filed as Exhibit 16.1 to this Form 8-K/A.

During each of our two most recent fiscal years and through the date of this Report, the Company did not consult BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Freedman & Goldberg Certified Public Accountants, a Professional Corporation, regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOS COMMUNICATIONS, INC.
(Company)

Date	December 3, 2009
By:		/s/ Richard Roberson
Name		Richard Roberson
Title:		Chief Financial Officer